UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2010
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number,including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Membership Interest Purchase Agreement
     On November 16, 2010, WESCO Distribution, Inc. (the “Company”), WDCH, LP, a wholly-owned subsidiary of the Company (“Buyer”), TVC Communications, L.L.C. (“TVC”), and Palisades TVC Holding, L.L.C. (“Seller”) entered into a Membership Interest Purchase Agreement (the “Agreement”). The following description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference.
     Under the terms of the Agreement, Buyer will purchase from Seller all of the outstanding membership interests in TVC for an aggregate purchase price of $246.5 million, subject to certain adjustments based upon TVC’s transaction expenses and outstanding debt, working capital and cash on hand at closing (the “Transaction”). Of the purchase price, $20.0 million will be retained in escrow, with $10.0 million subject to release from escrow after 12 months and the remainder subject to release after 21 months.
     Consummation of the Transaction is subject to customary conditions, including, among others, (i) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period; (ii) the absence of any material adverse effect on TVC; and (iii) subject to certain exceptions, the accuracy of representations and warranties and compliance with covenants set forth in the Agreement. The parties to the Agreement have made customary representations, warranties and covenants in the Agreement, including, among others, a covenant to use their reasonable best efforts to take all actions necessary to obtain all governmental approvals. In addition, TVC has covenanted not to engage in certain kinds of transactions or take certain actions during the interim period between the execution of the Agreement and the closing and not to solicit proposals relating to alternative business combination transactions.
Amendment to Credit Agreement
     On November 16, 2010, the Company, together along with certain of the Company’s subsidiaries and WESCO International, Inc., entered into a Limited Consent and Amendment No. 5 to Third Amended and Restated Revolving Credit Agreement (the “Amendment”), dated November 1, 2006, as amended (as amended, the “Agreement”). The Amendment provides for the consent of the lenders under the Agreement to the acquisition of TVC by the Company, subject to the conditions set forth therein. All other material terms and conditions of the Agreement remain unchanged.
     The following description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference in its entirety.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of November 16, 2010, by and among WESCO Distribution, Inc., WDCH, LP, TVC Communications, L.L.C. and Palisades TVC Holding, L.L.C.

Exhibit 10.1	Limited Consent and Amendment No. 5 to Third Amended and Restated Credit Agreement, dated November 16, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer

Dated: November 18, 2010

EXHIBIT INDEX

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of November 16, 2010, by and among WESCO Distribution, Inc., WDCH, LP, TVC Communications, L.L.C. and Palisades TVC Holding, L.L.C.

Exhibit 10.1	Limited Consent and Amendment No. 5 to Third Amended and Restated Credit Agreement, dated November 16, 2010